SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)     November 21, 2004

GE Capital Credit Card Master Note Trust
RFS Holding, L.L.C

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-107495, 333-107495-02	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (GE Capital Credit Card Card Master Note Trust)
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Summer Street, Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code)

203-585-6669

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2004, RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust entered in the Third Amendment to Transfer Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.1 (the “Third Amendment”).  The Third Amendment permits RFS Holding, L.L.C. to designate any credit card accounts relating to the Montgomery Wards or GECAF programs for removal from GE Capital Credit Card Master Note Trust, upon satisfaction of certain conditions, including receipt by RFS Holding, L.L.C. of the written consent to such removal by Noteholders evidencing not less than a majority of the outstanding principal balance of the Notes issued by GE Capital Credit Master Note Trust.

Item 9.01. Financial Statements and Exhibits.

(a)  Not applicable
(b)  Not applicable
(c)  Exhibits.

Exhibit No.	Document Description

Exhibit 4.1	Third Amendment to Transfer Agreement, dated as of November 21, 2004, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RFS Holding, L.L.C., as
Co-Registrant, and as depositor on behalf of
GE CAPITAL CREDIT CARD MASTER NOTE TRUST, as Co-Registrant

Dated: November 24, 2004	By:	/s/ Melissa Hodes
Name: Melissa Hodes
Title: Vice President

INDEX TO EXHIBITS

Exhibit No.	Document Description

Exhibit 4.1	Third Amendment to Transfer Agreement, dated as of November 21, 2004, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust.